=============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date if earliest event reported): July 22, 1998

                         Commission file number 0-18560


                           The Savannah Bancorp, Inc.
           -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Georgia                                         58-1861820
     -----------------------------                     ---------------
     (State or other jurisdiction of                   (IRS Employer
     incorporation or organization)                    identification No.)


                         25 Bull Street, Savannah, GA 31401
             --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                   912-651-8200
            ----------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, If Changed Since Last Report)



  ============================================================================

ITEM FIVE. OTHER EVENTS

On July 22, 1998, a news release was made announcing the resolution of all pending matters that caused an earlier delay in the merger process with Bryan Bancorp of Georgia, Inc (Bryan). The agreements necessary to protect the pooling-of-interests accounting method have been signed.


ITEM SEVEN. EXHIBIT

EXHIBIT 99 - Copy of the contents of the news release




                                   SIGNATURES
                               ----------------

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         The Savannah Bancorp, Inc.

Date:  7/28/98                           By: /s/ Archie H. Davis
                                         --------------------------
                                              President & CEO

EXHIBIT 99


The Savannah Bancorp, Inc.


News Release                           For More Information please contact:

July 22, 1998                          Archie H. Davis,
                                       President & CEO
For release: Immediately               Savannah, Georgia
                                       912 / 651-8200

     The Savannah Bancorp Announces End to Merger Delay with Bryan Bancorp


Savannah, GA (Nasdaq: SAVB) The Savannah Bancorp, Inc. (Savannah), the bank holding company for The Savannah Bank, N.A., located in Savannah, Georgia, "After a three-month delay, we are delighted to move toward completion of the merger that was announced on February 11. We expect all regulatory documents to be filed within two weeks. The shareholders' meetings for Savannah and Bryan will be held in the fourth quarter," said Archie H. Davis, President & CEO of The Savannah Bancorp, Inc. Under the terms of the merger agreement, Bryan shareholders will receive 1.85 shares of Savannah common stock for each share of Bryan common stock. Based on Savannah's closing stock price of $25.50 on February 10, 1998, the transaction is valued at approximately $24 million. Both Boards of Directors are expected to approve an amendment to the merger agreement that extends the latest consummation date from September 30 to December 31, 1998. The Savannah Bank, N.A. provides banking services from four full-service offices in Savannah, Chatham County, Georgia. A fifth office is scheduled to open in the Medical Arts Shopping Center in the third quarter, 1998. As of June 30, 1998, Savannah had $169 million in total assets, $148 million in total deposits and $15.9 million in total stockholders' equity. Bryan Bank & Trust, the subsidiary of Bryan, has one office in Richmond Hill, Georgia, 20 miles south of downtown Savannah. Combined assets after the merger will be approximately $240 million based on June 30, 1998 assets.